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                                   EXHIBIT 10.6

                                   BIOLABS, INC.

                       AMENDED AND RESTATED STOCK OPTION PLAN



1      PURPOSE OF PLAN

1.1 PURPOSE OF PLAN. The purpose of this Plan is to assist directors, officers, employees and consultants of the Company and its Subsidiaries to participate in the growth and development of the Company and its Subsidiaries by providing such persons with the opportunity, through stock options, to acquire an increased proprietary interest in the Company thereby providing an additional incentive to the persons contemplated above to promote the best interest of the Company and to provide the means to the Company to attract qualified persons.

2      DEFINED TERMS

2.1 DEFINED TERMS. Where used herein, the following terms will have the meanings indicated below:

       (a) "BOARD" means the Board of Directors of the Company or, if established and duly authorized to act, the Executive Committee of the Board of Directors of the Company;

       (b) "BUSINESS DAY" means any day on which the Exchange is open for trading;

       (c) "COMMITTEE" will mean the Compensation Committee or such other committee established or designated by the Board as responsible for the purposes of this Plan or, in the event no committee is so established or designated, will mean the Board;

       (d) "COMPANY" means BioLabs, Inc., and includes any successor corporation thereto;

       (e) "CONSULTANT" means any individual, corporation or other person engaged to provide ongoing services to the Company or any Subsidiary;

       (f) "ELIGIBLE PERSON" means any director, officer, employee or consultant of the Company or any Subsidiary;

       (g) "EXCHANGE" means any recognized exchange or market in Canada or the United States on which the shares are listed and posted or quoted from time to time;


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       (h)    "EXERCISE DATE" means the Business Day on which the Company through the Secretary receives notice of an exercise of the Option pursuant to Section 7.1 of this Plan; provided that if the notice of exercise is received on a day which is not a Business Day, the Exercise Date will be the next Business Day following the receipt of the notice;

       (i) "FULLY DILUTED COMMON EQUIVALENTS" means all outstanding Shares, including all Shares which would result from the conversion of any of the Company's other securities into Shares pursuant to the Certificate of Incorporation of the Company or otherwise;

       (j) "GRANT DATE" means the date on which any Option is approved by the Board for grant hereunder;

       (k) "KEY PERSON" means the person which may be designated by the Committee as the key person providing ongoing services under a consulting contract with the Company or any Subsidiary;

       (l)    "MARKET PRICE" in respect of a Share means:

              (i) if the Shares are listed and posted or quoted on an Exchange at the time of calculation, the price per Share equal to the average of the daily high and low board lot trading prices at which the Shares traded on the Exchange for the 5 trading days preceding the Grant Date unless otherwise required by any regulatory authority having jurisdiction; or

              (ii) if the Shares are not listed and posted or quoted on an Exchange at the time of calculation:

                     (A) if there has been one or more arm's length sales from treasury of Shares (or other securities of the Company capable of conversion into Shares) in the 12 month period prior to the date for determination of the Market Price, then the Market Price will equal the last price per share paid for all Shares sold in such period, and

                     (B) if there have been no arm's length sales form treasury of Shares as contemplated in Section 2.1(1)(ii)(A) above, then the Market Price will be reasonably determined by the Board and, in any event, will be not less than:


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                                    1.5X TRAILING TWELVE MONTHS REVENUES
                                 ------------------------------------------
                                 Number of Fully Diluted Common Equivalents

       (m) "OPTION" means an option to purchase Shares granted under this Plan;

       (n) "OPTION AGREEMENT" means an agreement evidencing an Option entered into between the Company and an Eligible Person;

       (o) "OPTION PRICE" means the price per share at which Shares may be purchased under the Option as determined under this Plan and as the same may be adjusted from time to time in accordance with Part 8 hereof;

       (p)    "OPTIONEE" means a person to whom an Option has been granted;

       (q) "PLAN" means the Company's Amended and Restated Stock Option Plan, as embodied herein, as the same may be amended or varied from time to time;

       (r) "QUARTERLY COMMENCEMENT PERIOD" means in any fiscal year, January 1 through and including March 31; April 1 through and including June 30; July 1 through and including September 30; or October 1 through and including December 31;

       (s) "SHARES" mean the common shares of the Company, or, in the event of an adjustment contemplated by Part 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

       (t) "SUBSIDIARY" means any corporation that is a subsidiary of the Company (as such term is defined in the Business Corporation Law of the State of New York as may be from time to time amended, varied or re-enacted); and

       (u) "TRAILING TWELVE MONTHS REVENUES" means the Company's revenues (calculated in accordance with generally accepted accounting principles in a manner consistent with the previous year) as reported in the financial statements for the twelve month period ending immediately prior to the Quarterly Commencement Period in which such revenues are being calculated; provided, however, the determination of Trailing Twelve Months Revenues will exclude any one time adjustments which may result for any


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              changes in the Company's accounting practices and policies.

3      ADMINISTRATION OF PLAN

3.1    ADMINISTRATION OF PLAN.  This Plan will be administered by the
Committee; provided however that the Board may establish any other committee of the Board consisting of not less than three members of the Board to replace the Committee for the purposes of the administration of this Plan. The members of the Committee will serve at the pleasure of the Board and vacancies occurring in the Committee will be filled by the Board.

3.2 COMMITTEE GOVERNANCE. The Committee will select one of its members as its Chairman and will hold its meetings at such time and place as it will deem advisable. A majority of the members of the Committee will constitute a quorum and all actions of the Committee will be taken by a majority of the members present at any meeting. Any action of the Committee may be taken by an instrument or instruments in writing signed by all the members of the Committee, and any action so taken will be as effective as if it had been passed by a majority of the votes cast by the members of the Committee present at a meeting of such members duly called and held.

3.3 POWERS OF COMMITTEE. The Committee will have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan:

       (a) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of this Plan;

       (b) to interpret and construe this Plan and to determine all questions arising out of this Plan and any Option granted pursuant to this Plan, and any such interpretation, construction or termination made by the Committee will be final, binding and conclusive for all purposes;

       (c) to determine to which Eligible Persons Options are granted and to grant Options;

       (d)    to determine the number of Shares covered by each Option;

       (e)    to determine the Option Price for each Option;

       (f) to determine the time or times when Options will be granted, vest and be exercisable;


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       (g)    to determine if the Shares that are subject to an Option will be subject to any restrictions upon the exercise of such Option;

       (h)    to determine the expiration date for each Option;

       (i) to prescribe the form of the instruments relating to the grant, exercise and other terms of Options;

       (j) to determine, where necessary, the Key Person pursuant to a consulting contract as the person providing the services thereunder; and

       (k)    to determine such other matters as provided for herein.

4      SHARES SUBJECT TO PLAN

4.1 SHARES SUBJECT TO PLAN. Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares to be issued under this Plan, subject to adjustment or increase of such number pursuant to the provisions of Part 8 hereof, will be 930,000. The number of Shares issued hereunder may be increased or changed by the Board, as approved by the Exchange and any other relevant regulatory authority having authority with respect hereto.

4.2 REGRANTING OF SHARES. Shares with respect to which Options are not exercised prior to the termination under any Option, will be available for grant under subsequent Options under this Plan.

4.3 NO FRACTIONAL SHARES. No fractional Shares may be purchased or issued under this plan.

5      ELIGIBILITY, GRANT AND TERMS OF OPTIONS

5.1 ELIGIBILITY. Options may be granted to Eligible Persons whose participation in this Plan will, in the opinion of the Committee, accomplish the purposes of this Plan.

5.2 GRANTING OF OPTIONS. Options may be granted by the Company pursuant to recommendations of the Committee provided and to the extent that such recommendations are approved by the Board.

5.3 OPTION AGREEMENT. Each Option granted pursuant to this Plan will be evidenced by an Option Agreement executed on behalf of the Company by any two directors or officers of the Company, and each Option Agreement will incorporate such terms and conditions as the Committee in its discretion deems consistent with the terms of this Plan. The Committee may, with the written consent of the Optionee and the approval of the Exchange, if necessary, amend any Option Agreement to the extent that the Committee, acting in its discretion, deems consistent with the terms of this Plan.


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5.4    OPTION PRICE.  For greater certainty, the Option Price on Shares that are the subject of an Option will be as determined by the Committee, but will in no event be less than the Market Price.

5.5 OPTION TERM. Each Option granted pursuant to this Plan will, subject to early termination in accordance with Part 6 hereof and subject to the provisions of Part 7 hereof, expire automatically on the earlier of:

       (a) the date on which such Option is exercised in respect of all of the Shares that may be purchased thereunder; and

       (b) the date fixed by the Committee as to expiry date of such Option,

which date will not exceed ten years from the Grant Date of the Option.

5.6 MAXIMUM GRANT. The total number of Shares to be optioned to any Optionee under this Plan together with any Shares for issuance under any other option plans for employees of the Company or any Subsidiary or any other plans to such Optionee for Shares of the Company will not exceed 5% of the issued and outstanding Shares at the Grant Date of the Option.

5.7 NON-ASSIGNABLE. An option is personal to the Optionee and is non-assignable other than by will or other testamentary instrument or the laws of succession and may be exercisable during the lifetime of the Optionee only by the Optionee.

6      TERMINATION OF EMPLOYMENT, DEATH

6.1 TERMINATION OR DEATH. Subject to Section 6.2 hereof and to any express resolution passed by the Committee with respect to any specific Option, an Option, and all rights to purchase Shares pursuant thereto, will expire and terminate immediately upon the Optionee ceasing to be a director, officer, employee or a consultant of the Company or of any Subsidiary.

6.2 RULES UPON TERMINATION OR DEATH. If before the expiry of an Option in accordance with the terms hereof, the employment, or the consulting contract, of the Optionee by or with the Company or any Subsidiary terminates or ceases, or the Optionee ceases to be a director of the Company or any Subsidiary or if an Option was issued to a corporation controlled by a director, officer, employee or individual consultant of the Company and such person no longer controls that corporation, the following will apply:

       (a) if the Optionee ceases to be an employee or officer of the Company or a Subsidiary by reason of retirement or ceases to be a consultant by normal termination of the consulting contract in accordance with its terms, or ceases to be a director of the Company or a Subsidiary (such date of retirement or cessation herein being called the "retirement date") all Options which are exercisable at the retirement date, or which become exercisable within 90 days from the retirement date, will be exercisable on and after the retirement date, subject to the terms of this Plan during a period of the earlier of, 90 days following the retirement date or the expiry of the Option, unless otherwise determined by the Committee and approved by the Exchange;

       (b) if the Optionee or a Key Person dies, all Options which are exercisable at the date of death, or which become exercisable within 90 days from the date of death will be exercisable on and after the date of death, by the legal personal representative(s) of the estate of the Optionee or the Key Person, as the case may be, subject to the terms of this Plan during a period of the earlier of, 90 days following the date of death or the expiry of the Option, unless otherwise determined by the Committee and approved by the Exchange;

       (c) if the Optionee ceases to be an employee or officer of the Company or a Subsidiary for any reason other than retirement or death or ceases to be a consultant with the Company or any Subsidiary other than by way of normal termination of the consulting contract in accordance with its terms, all as provided in Section 6.2(a) and
              (b) above, or if an Option was issued to a corporation controlled by a director, officer, employee or individual consultant of the Company and such person no longer controls that corporation, all Options will expire automatically on the date that such Optionee ceases to be an employee or officer or consultant of the Company or a Subsidiary or ceases to control such corporation, as the case may be, unless otherwise determined by the Committee and approved by the Exchange.

6.3 EXCEPTION. Options will not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director where the Optionee continues to be an employee or a director of the Company or any Subsidiary, as the case may be.

7.     EXERCISE OF OPTIONS

7.1 EXERCISE OF OPTIONS. Subject to the provisions of this Plan, an Option to purchase Shares may be exercised from time to time within the period in which they are exercisable by delivery to the


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Company at its head office of a written notice of exercise addressed to the
Secretary of the Company specifying the number of shares with respect to which the Option is being exercised and accompanied by payment in full of the option Price of the Shares to be purchased (by cash, bank draft or certified cheque payable to the Company). Certificates for such Shares will be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2 CONDITIONS. Notwithstanding any of the provisions contained in this Plan or in any Option, the Company's obligation to issue Shares to an Optionee pursuant to the exercise of an Option will be subject to:

       (a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental authority as the Company will determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

       (b) the admission of such Shares to being listed and posted or quoted on the Exchange; and

       (c) the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the company or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this connection the Company will, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as many be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing and posting or quotation of such Shares on the Exchange.

8      CERTAIN ADJUSTMENTS

8.1 ADJUSTMENTS. Appropriate adjustments in the number of Shares subject to this Plan, and as regards Options granted or to be granted, in the number of Shares optioned and in the applicable Option Price, will be conclusively determined by the Board to give effect to adjustments in the number of Shares of the Company resulting from subdivisions, consolidations adjustments in the number of Shares of the Company resulting from subdivisions, consolidations or reclassifications of the shares of the Company, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other relevant changes in the capital stock of the Company. If, because of a proposed merger,


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amalgamation or other corporate arrangement or reorganization, the exchange or replacement of Shares of the Company for those in another company is imminent, the Board may, in a fair and equitable manner, determine the manner in which all unexercised option rights granted under this Plan will be treated including, for example, requiring the acceleration of the time for the exercise of such rights by the Optionees and of the time for the fulfilment of any conditions or restrictions on such exercise. All determinations of the Board under this Section will be final, binding and conclusive for all purposes subject to the approval of the Exchange.

9      AMENDMENT OR DISCONTINUANCE OF PLAN

9.1 AMENDMENT OR DISCONTINUANCE OF PLAN. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may increase the maximum number of Shares that may be optioned under this Plan, change the manner of determining the Option Price or, without the consent of the Optionee, alter or impair any Option previously granted to an Optionee under this Plan, and further provided that any amendment receives the approval of the Exchange and all other applicable regulatory authorities, as required.

10     SHAREHOLDER AND REGULATORY APPROVAL

10.1 REQUIRED APPROVALS. Any further material amendment to this Plan will be subject to the requisite approval of the shareholders of the Company to be given by a resolution passed at a meeting of the shareholders of the Company and to acceptance by the Exchange and any other regulatory authorities having jurisdiction, as required. Any Options granted after such amendment but prior to such amendment but prior to such approval and acceptance will be conditional upon such approval and acceptance being given and no such Options may be exercised unless and until such approval and acceptance is given.

11     GENERAL

11.1 RIGHTS OF OPTIONEES. The holder of an Option will not have any rights as a shareholder of the Company with respect to any of the Shares covered by such Option until such holder will have exercised such Option in accordance with the terms of this Plan (including tendering payment in full of the Option Price of the Shares in respect of which the Option is being exercised) and the Company will issue such Shares to the Optionee in accordance with the terms of this Plan in those circumstances.

11.2 NO EFFECT ON EMPLOYMENT. Nothing in this Plan or any Option will confer upon any Optionee any right to continue in the employ


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of or under contract with the Company or any Subsidiary of the Company or affect in any way the right of the Company or any such Subsidiary to terminate his or her employment at any time or terminate his or her consulting contract; nor will anything in this Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Company or any such Subsidiary to extend the employment of any Optionee beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Company or any Subsidiary or any present or future retirement policy of the Company or any Subsidiary, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Company or any Subsidiary.

11.3 OTHER SHARES. Nothing contained in this Plan will restrict or limit or be deemed to restrict or limit the right or power of the Board in connection with any allotment and issuance of Shares which are not allotted and issued under this Plan including, without limitation, with respect to other compensation arrangements.

11.4 MISCELLANEOUS. References herein to any gender include all genders and to the plural includes the singular and vice versa. The division of this Plan into Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan.